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                                                  LATHAM & WATKINS
                                                  ATTORNEYS AT LAW
                                              53rd AT THIRD, SUITE I000
  PAUL R. WATKINS (I899-I973)                     885 THIRD AVENUE                               NEW JERSEY OFFICE
    DANA LATHAM (I898-I974)                 NEW YORK, NEW YORK I0022-4802                        ONE NEWARK CENTER
                                              TELEPHONE (2I2) 906-I200                     NEWARK, NEW JERSEY 07I0I-3I74
                                                 FAX (2I2) 75I-4864                           TELEPHONE (20I) 639-I234
        CHICAGO OFFICE                                                                           FAX (20I) 639-7298
    SEARS TOWER, SUITE 5800
    CHICAGO, ILLINOIS 60606                                                                     ORANGE COUNTY OFFICE
   TELEPHONE (3I2) 876-7700                                                              650 TOWN CENTER DRIVE, SUITE 2000
      FAX (3I2) 993-9767                             June 23, 1998                       COSTA MESA, CALIFORNIA 92626-I925
                                                                                              TELEPHONE (7I4) 540-I235
         LONDON OFFICE                                                                           FAX (7I4) 755-8290
        ONE ANGEL COURT
    LONDON EC2R 7HJ ENGLAND                                                                       SAN DIEGO OFFICE
  TELEPHONE + 44-I7I-374 4444                                                                70I "B" STREET, SUITE 2I00
     FAX + 44-I7I-374 4460                                                                SAN DIEGO, CALIFORNIA 92I0I-8I97
                                                                                              TELEPHONE (6I9) 236-I234
      LOS ANGELES OFFICE                                                                         FAX (6I9) 696-74I9
 633 WEST FIFTH STREET, SUITE
             4000                                                                               SAN FRANCISCO OFFICE
    LOS ANGELES, CALIFORNIA                                                              505 MONTGOMERY STREET, SUITE I900
          9007I-2007                                                                    SAN FRANCISCO, CALIFORNIA 94III-2562
   TELEPHONE (2I3) 485-I234                                                                   TELEPHONE (4I5) 39I-0600
      FAX (2I3) 89I-8763                                                                         FAX (4I5) 395-8095

         MOSCOW OFFICE                                                                        WASHINGTON, D.C. OFFICE
   II3/I LENINSKY PROSPECT,                                                           I00I PENNSYLVANIA AVE., N.W., SUITE I300
          SUITE C200                                                                        WASHINGTON, D.C. 20004-2505
     MOSCOW, RUSSIA II7I98                                                                    TELEPHONE (202) 637-2200
  TELEPHONE + 7-503 956-5555                                                                     FAX (202) 637-220I
     FAX + 7-503 956-5556

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Heller Financial Commercial Mortgage Asset Corp.
500 West Monroe Street
Chicago, Illinois  60661


                  Re: Heller Financial Commercial Mortgage Asset Corp. Registration Statement on Form S-3
                           (File No. 333-44299)

Ladies and Gentlemen:

                  We have acted as tax counsel to Heller Financial Commercial Mortgage Asset Corp., a Delaware corporation (the "Registrant"), in connection with the preparation of a registration statement on Form S-3 (Registration No. 333-44299) (the "Registration Statement"), which has been filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), as amended on the date hereof, for the registration under the Act of Mortgage Pass-Through Certificates (the "Certificates") issuable in series (the "Series") and evidencing interests in certain pools of loans. As described in the Registration Statement, each Series of Certificates will be issued under and pursuant to the terms of a separate (i) Pooling and Servicing Agreement among the Registrant, a trustee and a master servicer, each to be specified in the prospectus supplement for such series of Certificates or (ii) trust agreement (the "Trust Agreement") among the Registrant and a trustee named in the related prospectus supplement.

                  In rendering our opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the prospectus (the "Prospectus") and the form of prospectus supplement (the "Prospectus Supplement") included therein, and such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below. In rendering our opinion, we have examined the Internal Revenue Code of 1986, as amended as of the date hereof, the Treasury Regulations promulgated thereunder, judicial decisions, legislative history and such other


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LATHAM & WATKINS
Heller Financial Commercial
  Mortgage Asset Corp.
June 23, 1998
Page 2


authorities as we have deemed appropriate to our analysis. The statutory provisions, regulations, interpretations and other authorities upon which our opinion is based are subject to change, and such changes could apply retroactively.

                  We express no opinion as to any laws other than the federal laws of the United States of America as of the date hereof.

                  Based upon and subject to the foregoing, we confirm that it is our opinion that the information in the Prospectus under the captions "Summary of Prospectus -- Tax Status of the Certificates" and "Federal Income Tax Consequences," to the extent it constitutes matters of law or legal conclusions, is correct in all material respects, based on existing law and the assumptions stated therein.

                  The foregoing opinion and the discussions contained in the Prospectus under the captions "Summary of Prospectus -- Tax Status of the Certificates" and "Federal Income Tax Consequences" represent our conclusions as to the application of existing law. No assurance can be given that the Internal Revenue Service will not assert contrary positions or that the law will not change. Any change in applicable law, which may change at any time and which is subject to differing interpretation, or in the facts or documents on which our opinion is based may affect the validity of the foregoing opinion. We note that the Prospectus and Prospectus Supplement filed with the Registration Statement do not relate to any specific transaction. Accordingly, the above referenced descriptions of federal income tax consequences may require modifications in the context of an actual transaction. We further note that the summaries under the above referenced captions do not purport to discuss all possible federal income tax ramifications of any proposed issuance. We express no opinion as to any matter not specifically covered by the foregoing opinion.

                  We hereby consent to the filing of this letter as Exhibit 8.1 to the Registration Statement and to the references to Latham & Watkins under the captions "Summary of Prospectus -- Tax Status of the Certificates" and "Federal Income Tax Consequences" in the Prospectus, without implying or admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.


                                            Very truly yours,


                                            LATHAM & WATKINS